                                                         Exhibit No. EX-99.d.2.i

                                     FORM OF

                             SUB-ADVISORY AGREEMENT

     AGREEMENT dated this ____ day of  ____________,  2006, among DFA INVESTMENT
DIMENSIONS  GROUP INC., a Maryland  corporation  (the "Fund"),  DIMENSIONAL FUND
ADVISORS INC., a Delaware  corporation  ("DFA"),  and DIMENSIONAL  FUND ADVISORS
LTD., a company organized under the laws of England ("DFAL").

     WHEREAS,  DFA is the investment  advisor to all the portfolios of the Fund,
including  the  DFA  International   Real  Estate   Securities   Portfolio  (the
"Portfolio"); and

     WHEREAS,  the Portfolio  invests in securities of issuers  associated  with emerging markets designated by the Investment  Committee of DFA, as categorized, defined, and limited in accordance with the Fund's prospectus; and

     WHEREAS,  DFAL personnel have expertise in certain business areas pertinent to the business  operations  of the  Portfolio  and the  selection of brokers or dealers and the  execution  of trades with  respect to emerging  markets  equity stocks; and

     WHEREAS,  DFA  wishes to retain  DFAL as  sub-advisor  with  respect to the
Portfolio, and DFAL wishes to act as sub-advisor, upon the terms hereinafter set forth.

     NOW,  THEREFORE,  in consideration of the premises and mutual covenants and conditions contained herein, the parties hereto agree as follows:

     1. Services to Be Performed. DFA hereby employs, subject to approval by the
Board of Directors of the Fund,  and  supervision  by DFA,  DFAL to furnish,  at
DFAL's expense, the services described below with respect to the Portfolio:

     a.   DFAL shall have the authority and  responsibility to select brokers or dealers to execute purchases and sales of eligible  securities for the
          Portfolio.  Such authority and responsibility  shall include,  without limitation,  the maintenance of a trading desk for the Portfolio;  the determination  of the best and most efficient  means of purchasing and selling such  portfolio  securities in order to achieve best price and execution;  and the  allocation  of trades among  brokers and dealers, including  any affiliate of the Fund or of any  investment  advisor or affiliate thereof, subject to Section 17 of the Investment Company Act of 1940 (the "1940 Act"). In carrying out its  obligations  hereunder,
          DFAL will act with a view to the Portfolio's objectives,  as set forth in the Fund's registration  statement,  and otherwise  communicated to
          DFAL by DFA,  including  the  objectives  of receiving  best price and execution  for portfolio  transactions  and of causing as little price fluctuation in the market prices of stocks being  purchased or sold as possible in light of the size of the transaction  being executed.  DFA will advise DFAL of changes in the Fund's  Articles of  Incorporation,
          By-Laws, and registration statement,  and any objectives not appearing therein  as they may be  relevant  to DFAL's  performance  under  this
          Agreement.  DFA will  furnish to DFAL  reports on cash  available  for
          investment   and  needed  for  redemption   payments.   DFA  shall  be
          responsible to the Fund for the preparation of schedules of securities
          eligible  for  purchase   and  sale  by  the   Portfolio   ("execution
          schedules"),   and  shall  prepare  such   schedules  on  at  least  a
          semi-annual  basis, it being understood that DFA may consult with DFAL in connection  therewith,  and may delegate to DFAL the preparation of such schedules.  On at least a semi-annual  basis, DFA will review the
          Portfolio's  holdings,  make, itself or in consultation with DFAL, any necessary  adjustments  to the  execution  schedules,  and  review the securities trading process and executions.  DFAL is authorized to have orders  executed  for  more or  fewer  shares  than  set  forth on the execution schedules when market conditions and other factors permit or require, provided that such variances from the execution schedules are within  the  parameters  agreed  to by DFA  from  time  to  time or in
          specific  cases.   DFAL  shall  report  the  results  of  all  trading
          activities  and all  such  other  information  relating  to  portfolio transactions  for the Portfolio as DFA may  reasonably  request,  on a daily basis to DFA and any other entity  designated by DFA,  including without  limitation  the custodian of the Fund.  DFAL shall review and coordinate its agency trading and execution strategies, practices, and results with DFA as frequently as reasonably requested.

     b.   DFAL shall maintain,  and  periodically  review with DFA and the Fund, policies  and  procedures  necessary  to ensure the  effectiveness  of on-line communications systems between DFAL, DFA, and the Fund.

     c.   DFAL  shall  periodically  provide  DFA with data  concerning  certain emerging  markets;  and it shall  maintain  and provide to DFA current financial information with respect to specific emerging markets equity stocks on the  execution  schedules.  DFAL shall also furnish DFA with advice and information  regarding securities of emerging markets small
          companies,   and  shall  provide  DFA  with  such  recommendations  in
          connection with the investment  therein by the Portfolio as DFAL shall deem necessary and advisable in light of the investment  objective and policies of the Portfolio.

     2. Compensation. For the services provided by DFAL hereunder, DFA shall pay
DFAL a fee equal  to(pound)_______ per year, to be paid on a quarterly basis. In the event that this Agreement is terminated at other than  quarter-end,  the fee for such quarter shall be prorated.

     3. Liability of DFAL.  Except as provided by the next sentence,  DFAL shall not be liable for any error of  judgment  or of law or for any loss  suffered by the Fund in connection with the matters to which this Agreement relates,  except loss resulting from willful  misfeasance,  bad faith, or gross negligence on the part of DFAL in the performance of its  obligations and duties,  or by reason of its reckless  disregard of its obligations and duties under this Agreement.  The foregoing  sentence does not apply to any liability  which DFAL or any affiliate thereof may have arising out of the  execution  by it of portfolio  transactions for the Fund.

     4. Term. This Agreement shall become effective on ____________ __, 2006 and shall remain in effect until  ____________ __, 2008, unless sooner terminated as hereinafter  provided and shall continue in effect from year to year thereafter, but  only so long  as  such  continuance  is  specifically  approved,  at  least annually, by (a) the vote of a majority of the Fund's directors, or (b) the vote of a majority of the outstanding voting securities of the Portfolio, and (c) the vote of a majority of those  directors who are not parties to this  Agreement or interested  persons of any such party  (except as directors of the Fund) cast in person at a meeting called for the purpose of voting on such approval. The terms
"interested  persons"  and  "vote  of  a  majority  of  the  outstanding  voting securities"  shall have the meanings  respectively set forth in Section 2(a)(19)
and Section 2(a)(42) of the 1940 Act.

     This  Agreement may be  terminated  by DFA or by DFAL at any time,  without penalty,  on ninety (90) days' written notice to the other party hereto, and may also be terminated at any time without  penalty by the Board of Directors of the
Fund  or by  vote  of  the  holders  of a  majority  of the  outstanding  voting securities of the  Portfolio on sixty (60) days'  written  notice to DFAL by the
Fund.

     This  Agreement  shall   automatically   terminate  in  the  event  of  its
assignment.  The term "assignment," for this purpose, shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

     This Agreement shall automatically  terminate with respect to the Portfolio in the event that the Investment  Advisory  Agreement for the Portfolio  between
DFA and the Fund is terminated, assigned, or not renewed.

     5. Notice.  Any notice under this Agreement shall be in writing,  addressed and delivered or mailed,  postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices.

     IN WITNESS  WHEREOF,  DFA, DFAL, and the Fund have caused this Agreement to be executed as of the day and year above written.

                                            DIMENSIONAL FUND ADVISORS INC.

                                            By:
                                                  Name
                                                  Title

                                            DIMENSIONAL  FUND ADVISORS LTD.

                                            By:
                                                  Name
                                                  Title

                                            DFA INVESTMENT DIMENSIONS GROUP INC.

                                            By:
                                                  Name
                                                  Title